Exhibit 3.2

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1954536

Ministry of Government Services / Ministère des Services gouvernementaux
Ontario

CERTIFICATE / **CERTIFICAT**

This is to certify that these articles are effective on / Ceci certifie que les présents statuts entrent en vigueur le

JUNE 01 JUIN, 2016

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

Form 4
Business Corporations Act

Formule 4
Loi sur les sociétés par actions

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société issue de la fusion: (Écrire en LETTRES MAJUSCULES SEULEMENT) :

WASTE CONNECTIONS, INC.

2. The address of the registered office is:
Adresse du siège social :

610 Applewood Crescent, 2nd Floor

Street & Number or R.R. Number & if Multi-Office Building give Room No. /
Rue et numéro ou numéro de la R.R. et, s'il s agit d'un édifice à bureaux, numéro du bureau

Vaughan, ONTARIO L4K 0E3

Name of Municipality or Post Office /
Nom de la municipalité ou du bureau de poste

Postal Code/Code postal

3. Number of directors is:
Nombre d'administrateurs :

Fixed number / Nombre fixe:

OR minimum and maximum / OU minimum et maximum: 3 10

4. The director(s) is/are: / Administrateur(s) :

First name, middle names and surname Prénom, autres prénoms et nom de famille	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal	Resident Canadian State 'Yes' or 'No' Résident canadien Oui/Non
Ronald J. Mittelstaedt	3 Waterway Square Place, Suite 110, The Woodlands, Texas, U.S.A, 77380	No
William J. Razzouk	3 Waterway Square Place, Suite 110, The Woodlands, Texas, U.S.A, 77380	No
Edward E. Guillet	3 Waterway Square Place, Suite 110, The Woodlands, Texas, U.S.A, 77380	No

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© Queen's Printer for Ontario, 2011 / © Imprimeur de la Reine pour l'Ontario, 2011
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Annex / *Annexe*

4. The director(s) is/are:
   Administrateur(s) :

First name, middle names and surname *Prénom, autres prénoms et nom de famille*	Address for services, giving street & No. or R.R. No., Municipality, Province, Country and Postal code. *Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal*	Resident Canadian State 'Yes' or 'No' *Résident canadien Oui/Non*
Michael W. Harlan	3 Waterway Square Place, Suite 110, The Woodlands, Texas, U.S.A, 77380	No
Robert H. Davis	3 Waterway Square Place, Suite 110, The Woodlands, Texas, U.S.A, 77380	No
Larry S. Hughes	610 Applewood Crescent, 2nd Floor, Vaughan, Ontario, Canada, L4K 0C3	Yes
Susan Lee	610 Applewood Crescent, 2nd Floor, Vaughan, Ontario, Canada, L4K 0C3	Yes

5. Method of amalgamation, check A or B
Méthode choisie pour la fusion – Cocher A ou B :

A - **Amalgamation Agreement / Convention de fusion :**

☐ The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the *Business Corporations Act* on the date set out below.

Les actionnaires de chaque société qui fusionnne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la *Loi sur les sociétés par actions* à la date mentionnée ci-dessous.

or
ou

B - **Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / Fusion d'une société mère avec une ou plusieurs de ses filiales ou fusion de filiales :**

☒ The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the *Business Corporations Act* on the date set out below.

Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la *Loi sur les sociétés par actions* à la date mentionnée ci-dessous.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of
Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

Progressive Waste Solutions Ltd.

and are more particularly set out in these articles.
et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations Dénomination sociale des sociétés qui fusionnent	Ontario Corporation Number Numéro de la société en Ontario	Date of Adoption/Approval Date d'adoption ou d'approbation Year année / Month mois / Day jour
Progressive Waste Solutions Ltd.	1848924	2016-06-01
Waste Connections, Inc.	2503451	2016-06-01

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6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None.

7. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

an unlimited number of Common Shares
an unlimited number of Preferred Shares
an unlimited number of Special Shares

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8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

See attached Schedules 4A to 4G.

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4A

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO SPECIAL SHARES

The Corporation is authorized to issue an unlimited number of shares of Special Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions.

1.           VOTING

1.1         The holders of the Special Shares shall be entitled to one vote for each Special Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class of shares are entitled to vote separately as a class.

1.2         The holders of the Special Shares shall not be entitled to vote separately as a class, and shall not be entitled to dissent, upon a proposal to amend the articles of the Corporation to:

1.2.1	Increase any maximum number of authorized shares of a class or series of a class having rights or privileges equal or superior to the Special Shares; or

1.2.2	Create a new class or series of a class of shares equal or superior to the Special Shares.

2.           DIVIDENDS

2.1         The holders of the Special Shares shall not be entitled to receive any dividends.

3.           REDEMPTION

3.1         The Corporation may, from time to time, upon giving notice as hereinafter provided, redeem the Special Shares where the holders of shares of participating preferred stock of IESI Corporation (“Participating Preferred Shares”) have given notice that they wish to exchange some or all of their Participating Preferred Shares pursuant to the amended and restated securityholders’ agreement dated October 1, 2008 among the Corporation, IESI Holdings Inc. and, IESI Corporation (the “Securityholders’ Agreement”). The number of Special Shares that Corporation redeems at that time will be equal to the number of Participating Preferred Shares exchanged. The Special Shares will be redeemed at a price per share equal to $0.000001 (the “Redemption Amount”).

4B

3.2         Election Notice

In order to effect the redemption referred to in section 3.1, the Corporation shall send to the holder of the Special Shares to be redeemed a notice in writing of the intention of the Corporation to redeem the Special Shares (the “Redemption Notice”), which shall be sent together with the Exchange Consideration (as defined in the Securityholders’ Agreement) pursuant to the procedure set out in the Securityholders’ Agreement. Accidental failure or omission to give the Redemption Notice to one or more holders shall not affect the validity of any redemption, but if such failure or omission is discovered, an Election Notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time. The Redemption Notice shall set out (i) the aggregate number of redeemed Special Shares, as applicable; (ii) the number of redeemed Special Shares, as applicable, held by the person to whom it is addressed; (iii) the Redemption Amount and the manner in which it was calculated; and (iv) the place or places in Canada at which holders of Special Shares may present and surrender the certificate or certificates representing the Special Shares for redemption.

3.3         Method of Redemption

The redemption and cancellation of the redeemed shares will be effective upon the delivery of the Redemption Notice in accordance with Section 3.2 (the “Effective Time”). On and after the Effective Time, the Corporation shall pay or cause to be paid to or to the order of the holders of the redeemed shares the Redemption Amount of such shares on presentation and surrender, at the registered office of the Corporation or any other place or places in Canada specified in the Redemption Notice, of the certificate or certificates representing the redeemed shares. Payment in respect of the redeemed shares shall be made by cheque payable to the respective holders thereof in lawful money of Canada at any branch in Canada of the Corporation’s bankers.

4C

From and after the Effective Time, the holders of the redeemed shares shall cease to be entitled to exercise any of their other rights as shareholders in respect thereof.

4.           LIQUIDATION, DISSOLUTION OR WINDING-UP

4.1         In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Special Shares shall not be entitled to share in any distribution of the property or assets of the Corporation.

5.           SUBDIVISION OR CONSOLIDATION

5.1         None of the Special Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Common Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion or the same manner.

6.           MODIFICATION

6.1         The provisions attached to the Special Shares will not be added to, changed or removed unless the addition, removal or change is first approved by the separate affirmative vote of two-thirds of the votes cast at meetings of the holders of the shares of such class.

4D

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO PREFERRED SHARES

The Preferred Shares, as a class, shall be designated as Preferred Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.           DIRECTORS’ RIGHT TO ISSUE IN ONE OR MORE SERIES

1.1         The Preferred Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, the whole subject to the filing with the Director (as defined in the Business Corporations Act (the “Act”)) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

2.           RANKING OF THE PREFERRED SHARES

2.1         The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a Preferred over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation are not paid in full in respect of any series of the Preferred Shares, the Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other Preferreds not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

4E

3.           VOTING RIGHTS

3.1         Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preferred Shares that such series is entitled to vote, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. Except as hereinafter provided or as required by law or as provided in the Articles relating to any series of Preferred Shares, the holders of the Preferred Shares shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation until such time as dividends on any Preferred Shares in an aggregate amount equal to the dividends payable thereon over a two year period have not been paid, whether or not such dividends in arrears are consecutive, whether or not such dividends have been declared and whether or not there are or were any moneys of the Corporation properly applicable to the payment of dividends, and thereafter and so long as any dividends on any of the Preferred Shares remain in arrears, the holders of the Preferred Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation at which directors are to be elected, other than separate meetings of the holders of another class or series of shares, and to elect, voting separately as a class, two directors of the Corporation. Nothing contained in these provisions shall be deemed or construed to limit the ability of the Corporation from time to time to increase or decrease the number of its directors. Notwithstanding the foregoing, the holders of the Preferred Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of the Corporation.

4F

4.           AMENDMENT WITH APPROVAL OF HOLDERS OF THE PREFERRED SHARES

4.1         The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preferred Shares given as hereinafter specified.

5.           APPROVAL OF HOLDERS OF THE PREFERRED SHARES

5.1         The approval of the holders of the Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose.

5.2         The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Preferred Shares, each holder of Preferred Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Preferred Share held.

4G

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO COMMON SHARES

The Corporation is authorized to issue an unlimited number of shares of Common Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions.

1.           VOTING

1.1         The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class of shares are entitled to vote separately as a class.

2.           DIVIDENDS

2.1         After payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation.

3.           LIQUIDATION, DISSOLUTION OR WINDING-UP

3.1         In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, after payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to share pro rata in any distribution of the property or assets of the Corporation.

4.           SUBDIVISION OR CONSOLIDATION

4.1         None of the Common Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Special Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion or the same manner.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

N/A

10. Other provisions, (if any):
Autres dispositions, s'il y a lieu :

None.

11. The statements required by subsection 178(2) of the *Business Corporations Act* are attached as Schedule "A".
Les déclarations exigées aux termes du paragraphe 178(2) de la *Loi sur les sociétés par actions* constituent l'annexe A.

12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".
Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe B.

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These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Name and **original signature** of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). **Only a director or authorized signing officer can sign on behalf of the corporation.** / Nom et **signature originale** d'un administrateur ou d'un signataire autorisé de chaque société qui fusionne. Indiquer la dénomination sociale de chaque société, le nom du signataire et sa fonction (p. ex. : président, secrétaire). **Seul un administrateur ou un dirigeant habilité peut signer au nom de la société.**

Progressive Waste Solutions Ltd.

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

[signature] | Patrick J. Shea | Senior Vice President, General Counsel & Secretary

Signature / Signature | Print name of signatory / Nom du signataire en lettres moulées | Description of Office / Fonction

Waste Connections, Inc.

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / Signature | Print name of signatory / Nom du signataire en lettres moulées | Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / Par

Signature / Signature | Print name of signatory / Nom du signataire en lettres moulées | Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / Par

Signature / Signature | Print name of signatory / Nom du signataire en lettres moulées | Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / *Signature* | Print name of signatory / Nom du signataire en lettres moulées | Description of Office / Fonction

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6A

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Name and **original signature** of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). **Only a director or authorized signing officer can sign on behalf of the corporation.** / Nom et **signature originale** d'un administrateur ou d'un signataire autorisé de chaque société qui fusionne. Indiquer la dénomination sociale de chaque société, le nom du signataire et sa fonction (p. ex. : président, secrétaire). **Seul un administrateur ou un dirigeant habilité peut signer au nom de la société.**

Progressive Waste Solutions Ltd.
Names of Corporations / Dénomination sociale des sociétés
By / *Par*

Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Waste Connections, Inc.
Names of Corporations / Dénomination sociale des sociétés
By / *Par*

[signature]	Dan Pio	Director
Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés
By / Par

Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés
By / Par

Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés
By / *Par*

Signature / *Signature*	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

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SCHEDULE “A-l”

Statement of Director or Officer

Under Subsection 178(2) of

the Business Corporations Act (Ontario)

I am the Senior Vice President, General Counsel and Secretary of Progressive Waste Solutions Ltd. I have conducted such examinations of the books and records of Progressive Waste Solutions Ltd. and Waste Connections, Inc. (the “Amalgamating Corporations”) as are necessary to enable me to make this statement. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the “Act”). In my capacity as Senior Vice President, General Counsel and Secretary of Progressive Waste Solutions Ltd., I state that:

1.	There are reasonable grounds for believing that:

(a)	each of the Amalgamating Corporations is, and the corporation continuing from the amalgamation of the Amalgamating Corporations (the “Corporation”) will be, able to pay its liabilities as they become due, and

(b)	the realizable value of the Corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

2.	There are reasonable grounds for believing that no creditor of the Amalgamating Corporations will be prejudiced by the amalgamation.

3.	No creditor of either of the Amalgamating Corporations has notified either of the Amalgamating Corporations that such creditor objects to the amalgamation.

DATED June 1, 2016.

Name: Patrick J. Shea
Title: Senior Vice President, General Counsel and Secretary

SCHEDULE “A-2”

Statement of Director or Officer

Under Subsection 178(2) of

the Business Corporations Act (Ontario)

I am a director of Waste Connections, Inc. I have conducted such examinations of the books and records of Progressive Waste Solutions Ltd. and Waste Connections, Inc. (the “Amalgamating Corporations”) as are necessary to enable me to make this statement. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the “Act”). In my capacity as a director of Waste Connections, Inc., I state that:

1.	There are reasonable grounds for believing that:

(a)	each of the Amalgamating Corporations is, and the corporation continuing from the amalgamation of the Amalgamating Corporations (the “Corporation”) will be, able to pay its liabilities as they become due, and

(b)	the realizable value of the Corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

2.	There are reasonable grounds for believing that no creditor of the Amalgamating Corporations will be prejudiced by the amalgamation.

3.	No creditor of either of the Amalgamating Corporations has notified either of the Amalgamating Corporations that such creditor objects to the amalgamation.

DATED June 1, 2016.

Name: Dan Pio
Title: Director

SCHEDULE “B-1”

CERTIFIED RESOLUTIONS OF THE DIRECTORS

OF

WASTE CONNECTIONS, INC.

(the “Corporation”)

In my capacity as a director of the Corporation, I hereby certify that (a) attached hereto as Exhibit “A” is a true and accurate excerpt of the resolutions of the directors of the Corporation duly passed on June 1, 2016 and (b) the resolutions are still in full force and effect, unamended as of today’s date.

[The Remainder of this Page is Intentionally Left Blank]

DATED June 1, 2016.

Name: Dan Pio
Title: Director

[Signature Page to the Certified Copy of The Resolutions of The Directors of Waste Connections, Inc. Authorizing the Amalgamation.]

EXHIBT “A” TO SCHEDULE “B-1”

“WASTE CONNECTIONS, INC.

DIRECTORS’ RESOLUTIONS

The undersigned, being all of the directors of WASTE CONNECTIONS, INC, (the “Corporation”), hereby sign the following resolutions pursuant to subsection 129(1) of the Business Corporations Act (Ontario) (the “Act”):

WHEREAS:

A.	The Corporation is a direct, wholly-owned subsidiary of Progressive Waste Solutions Ltd. (“Progressive Waste”); and

B.	The Corporation wishes to amalgamate with Progressive Waste under subsection 177(1) of the Act,

NOW THEREFORE BE IT RESOLVED THAT:

AMALGAMATION

1.	The Corporation is authorized to amalgamate with Progressive Waste under subsection 177(1) of the Act and continue as one corporation.

2.	Upon the endorsement of a Certificate of Amalgamation under subsection 178(4) of the Act, all shares of the Corporation, including all shares which have been issued and are outstanding, shall be cancelled without any repayment of capital in respect of the shares.

3.	The articles of amalgamation of the amalgamated corporation shall be the same as the articles of Progressive Waste, except that the name of the amalgamated corporation shall be “Waste Connections, Inc.”.

4.	The by-laws of the amalgamated corporation shall be the same as the by-laws of Progressive Waste.

5.	No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation.

6.	Any director or officer of the Corporation is authorized to execute and deliver articles of amalgamation, execute and deliver all other documents and do all acts or things as may be necessary or desirable to give effect to this resolution.”

SCHEDULE “B-2”

CERTIFIED RESOLUTIONS OF THE DIRECTORS

OF

PROGRESSIVE WASTE SOLUTIONS LTD.

(the “Corporation”)

In my capacity as Senior Vice President, General Counsel and Secretary of the Corporation, I hereby certify that (a) attached hereto as Exhibit “A” is a true and accurate excerpt of the resolutions of the directors of the Corporation duly passed on June 1, 2016 and (b) the resolutions are still in full force and effect, unamended as of today’s date.

[The Remainder of this Page is Intentionally Left Blank]

DATED June 1, 2016.

Name: Patrick J. Shea
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to the Certified Copy of the Resolutions of the Directors of Progressive Waste Solutions Ltd. Authorizing the Amalgamation.]

EXHIBT “A” TO SCHEDULE “B-2”

“PROGRESSIVE WASTE SOLUTIONS LTD.

DIRECTORS’ RESOLUTIONS

The undersigned, being all of the directors of PROGRESSIVE WASTE SOLUTIONS LTD. (the “Corporation”), hereby sign the following resolutions pursuant to subsection 129(1) of the Business Corporations Act (Ontario) (the “Act”):

WHEREAS the Corporation wishes to amalgamate with its direct wholly-owned subsidiary, Waste Connections, Inc, (“Waste Connections”), under subsection 177(1) Act,

NOW THEREFORE BE IT RESOLVED THAT:

AMALGAMATION

1.	The Corporation is authorized to amalgamate with Waste Connections under subsection 177(1) of the Act and continue as one corporation.

2.	Upon the endorsement of a Certificate of Amalgamation under subsection 178(4) of the Act, all shares of Waste Connections shall be cancelled without any repayment of capital in respect of the shares. None of the shares of the Corporation shall be cancelled.

3.	The articles of amalgamation of the amalgamated corporation shall be the same as the articles of the Corporation, except that the name of the amalgamated corporation shall be “Waste Connections, Inc.”.

4.	The by-laws of the amalgamated corporation shall be the same as the by-laws of the Corporation.

5.	No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation.

6.	Any director or officer of the Corporation is authorized to execute and deliver articles of amalgamation, execute and deliver all other documents and do all acts or things as may be necessary or desirable to give effect to these resolutions.”